Exhibit 99.1
EPR Properties Provides Fourth Quarter COVID-19 Update

Kansas City, MO. January 7, 2021 -- EPR Properties (NYSE: EPR) today provided key business updates for the fourth quarter ended December 31, 2020, including increased quarterly cash collection levels and the sale of a portfolio of education properties.

Cash Collections

For the fourth quarter of 2020 the Company collected approximately 46% of pre-COVID contractual cash revenue. This cash collection level is consistent with the Company’s estimated cash collection range previously provided and compares favorably to previous 2020 quarters as second quarter was originally reported at 24% (now adjusted with additional collections to 28%), and third quarter was originally reported at 41% (now adjusted with additional collections to 42%). Additionally, the fourth quarter cash collections of approximately 46% combined with the debt pay-down discussed below, achieves the level which allows the Company to be cash flow positive.

Property Openings

Our properties continue to be subject to state and local governmental restrictions. As of December 31, 2020, approximately 92% of the Company’s non-theatre properties are open and 58% of theatre properties are open, excluding normal seasonal closings.

Capital Recycling

On December 29, 2020, pursuant to a tenant purchase option, the Company completed the sale of six private schools and four early childhood education centers for net proceeds totaling approximately $201 million and expects to recognize a gain on sale of approximately $40 million. Additionally, during the fourth quarter of 2020, the Company completed the sale of four experiential properties and two land parcels for net proceeds totaling approximately $23 million and expects to recognize a gain on sale of approximately $10 million. For the fourth quarter, disposition proceeds totaled approximately $224 million.

The Company used a portion of the disposition proceeds to pay-down its revolving credit facility by $160 million on December 30, 2020 and expects to pay-down an additional $46 million either on its private placement notes or its revolving credit facility on January 19, 2021 in accordance with the Third Amendment to its Private Placement Note Purchase Agreement.

Liquidity

The Company believes that it remains well positioned to withstand the impact of the pandemic, with cash on hand of over $1.0 billion at December 31, 2020, including $590 million outstanding under its $1.0 billion revolving credit facility.

“While the pandemic continues to create a very challenging environment, we continue to make progress,” stated Greg Silvers, President and CEO of EPR Properties. “In addition to seeing increased cash collections, the education portfolio sale enhances our liquidity and furthers our strategic migration toward experiential real estate.”

About EPR Properties

EPR Properties is a leading experiential net lease real estate investment trust (REIT), specializing in select enduring experiential properties in the real estate industry. We focus on real estate venues which create value by facilitating out of home leisure and recreation experiences where consumers choose to spend their discretionary time and money. We have nearly $6.5 billion in total investments across 44 states. We adhere to rigorous underwriting and investing criteria centered on key industry, property and tenant level cash flow standards. We believe our focused approach provides a competitive advantage and the potential for stable and attractive returns. Further information is available at www.eprkc.com.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

The financial results in this press release reflect preliminary, unaudited results, which are not final until the Company’s Annual Report on Form 10-K is filed. With the exception of historical information, certain statements contained or incorporated by reference herein may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), such as those pertaining to the uncertain financial impact of COVID-19, our capital resources and liquidity, our expected cash flows and liquidity, continuing waivers of financial covenants related to our bank credit facilities and private placement notes, the performance of our customers, including AMC and Regal, our expected cash collections, expected use of proceeds from dispositions and our results of operations and financial condition. The estimates presented herein are based on the Company's current expectations and, given the current economic uncertainty, there can be no assurances that the Company will be able to continue to comply with other applicable covenants under its debt agreements, which could materially impact actual performance. Forward-looking statements involve numerous risks and uncertainties, and you should not rely on them as predictions of actual events. There is no assurance the events or circumstances reflected in the forward-looking statements will occur. You can identify forward-looking statements by use of words such as “will be,” “intend,” “continue,” “believe,” “may,” “expect,” “hope,” “anticipate,” “goal,” “forecast,” “pipeline,” “estimates,” “offers,” “plans,” “would” or other similar expressions or other comparable terms or discussions of strategy, plans or intentions contained or incorporated by reference herein. Forward-looking statements necessarily are dependent on assumptions, data or methods that may be incorrect or imprecise. These forward-looking statements represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Many of the factors that will determine these items are beyond our ability to control or predict. For further discussion of these factors see “Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the Securities and Exchange Commission ("SEC") on May 11, 2020.

For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date hereof or the date of any document incorporated by reference herein. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except as required by law, we do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances after the date hereof.